UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2026

VIREO GROWTH INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 5, 2026, Vireo Growth Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Bridgewell Agribusiness LLC, an Oregon limited liability company (“Bridgewell”), BWAB Holdings, LLC, an Oregon limited liability company (“BWAB Holdings”), Agribusiness Holdings Limited Partnership, an Oregon limited partnership (“Agribusiness Holdings”), the persons listed as “Ultimate Sellers” on Schedule I to the Purchase Agreement (each, a “Seller” and, collectively, the “Sellers”) and certain other parties thereto. As described in the Purchase Agreement, Agribusiness Holdings owns 100% of the outstanding limited liability company membership interests of BWAB Holdings, and BWAB Holdings owns 100% of the outstanding limited liability company membership interests of Bridgewell. The Sellers collectively own 100% of the equity interests in Agribusiness Holdings (the “Partnership Interests”). Pursuant to the Purchase Agreement, the Company agreed to acquire from the Sellers, all of the Partnership Interests, as a result of which the Company will own 100% of the Partnership Interests in Agribusiness Holdings and, indirectly through Agribusiness Holdings and BWAB Holdings, 100% of the outstanding membership interests of Bridgewell (the “Acquisition”).

Pursuant to the Purchase Agreement, the aggregate consideration for the Acquisition was based on a base purchase price of US$40 million, subject to adjustments for assumed indebtedness that will remain outstanding following closing and the assumption of certain other transaction expenses. After giving effect to such adjustments, the closing purchase price was approximately US$13.66 million. At the closing of the Acquisition, as consideration for the Partnership Interests, the Company agreed to issue to each Seller an unsecured, subordinated convertible promissory note (each, a “Convertible Note” and, collectively, the “Notes”) in an original principal amount equal to each such Seller’s pro rata share of the estimated closing purchase price, which Notes are expected to have an aggregate principal amount equal to the closing purchase price. The Notes bear interest at a rate of 3.85% per annum, will mature on the fifth anniversary of their respective dates of issuance, unless earlier converted in accordance with their terms, and are convertible into subordinate voting shares in the capital of the Company (the “Subordinate Voting Shares”) upon the terms and subject to the conditions set forth therein. The Notes are convertible into an aggregate estimated 22,036,528 Subordinate Voting Shares on a pre-share consolidation basis at a deemed price of US$0.62 per share, subject to final post-closing adjustment in accordance with the Purchase Agreement and the policies of the Canadian Securities Exchange. Under the Purchase Agreement and the Notes, the conversion price is generally equal to the “Closing Share Price,” which is the greater of (i) the volume-weighted average trading price of the Subordinate Voting Shares for the 20 consecutive trading days ending two trading days prior to the closing of the Acquisition and (ii) US$0.62 per share, subject to customary anti-dilution adjustments, the minimum pricing rules of the Canadian Securities Exchange, and customary conversion, redemption and events of default provisions. The Notes provide for conversion at the election of the holders at any time on or after the second anniversary of the closing of the Acquisition and, subject to the terms and conditions of the Notes, automatic conversion on or after the second anniversary of the closing of the Acquisition into Subordinate Voting Shares at the applicable conversion price.  In connection with entry into the Purchase Agreement, the Company and the holders of the Notes entered into investor rights agreements (each an “Investor Rights Agreement”), providing such holders with certain piggyback registration rights with respect to the securities to be issued upon conversion of the Notes. The form of Investor Rights Agreement appears as Exhibit C to the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants of the parties, including, among others, covenants and closing deliverables relating to required regulatory and third-party approvals (including approval of the Canadian Securities Exchange), the termination of certain tax qualified retirement plans of Bridgewell and its subsidiaries, and the procurement of a six year directors’ and officers’ “tail” insurance policy. The Purchase Agreement provides for customary post-closing purchase price adjustments based on actual cash, indebtedness, transaction expenses, pre closing taxes and working capital as of the closing date, which are generally implemented through increases or decreases in the number of Subordinate Voting Shares issuable upon conversion of the Notes (or through the issuance or transfer of Subordinate Voting Shares), rather than through cash escrows, and the Purchase Agreement does not provide for any earn-out arrangements in favor of the Sellers; provided, however, that the Purchase Agreement provides that any refunds, rebates, credits, recoveries or other amounts received by the Company or its affiliates after the closing that are attributable to tariffs, duties or similar charges paid by Bridgewell or its subsidiaries prior to the closing (each, a “Tariff Refund”) will be held by the Company in an account and applied to fund or reimburse the Sellers for certain obligations as specified in the Purchase Agreement.

In connection with the Acquisition, the Company assumed certain existing indebtedness of Agribusiness Holdings, including subordinated promissory notes held by certain of the Sellers and their affiliates, as well as a senior secured loan facility, all of which will remain outstanding following the closing of the Acquisition as assumed indebtedness. In addition, a new subordinated promissory note (the “Redemption Note”) was issued on the closing date by Agribusiness Holdings in favor of one of the Sellers, which also constitutes assumed indebtedness. The assumed indebtedness is described further in Item 2.03 of this Current Report on Form 8-K. The Acquisition closed on June 5, 2026, contemporaneously with the execution of the Purchase Agreement.

The foregoing description of the Purchase Agreement and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, including the Investor Rights Agreement contained therein, and the form of Convertible Note, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Notes and the assumption of indebtedness in connection with the Acquisition is incorporated by reference into this Item 2.03.

As described in Item 1.01, in connection with the closing of the Acquisition on June 5, 2026, the Company (i) issued to the Sellers unsecured, subordinated convertible promissory notes (the “Notes”) in an aggregate principal amount equal to the closing purchase price of approximately US$13.66 million, which Notes bear interest at a rate of 3.85% per annum and mature on the fifth anniversary of their respective dates of issuance, unless earlier converted in accordance with their terms, and (ii) assumed certain outstanding indebtedness of Agribusiness Holdings and its subsidiaries that will remain outstanding following the closing of the Acquisition, consisting of approximately US$30.35 million in aggregate principal and accrued interest, including approximately US$22.0 million outstanding under a senior secured loan and security agreement with Chicago Atlantic Financial Services, LLC, as administrative agent. The terms of the Notes, including conversion terms, anti-dilution adjustments, and events of default, are described in Item 1.01 and are incorporated herein by reference.

John Mazarakis, the Company’s Chief Executive Officer, is a partner of Chicago Atlantic Group, LP, an affiliate of Chicago Atlantic Financial Services, LLC.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Notes and the Subordinate Voting Shares issuable upon conversion of the Notes is incorporated by reference into this Item 3.02.

As described in Item 1.01, the Notes were issued, and the Subordinate Voting Shares issuable upon conversion of the Notes will be issued, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D promulgated thereunder, as transactions not involving a public offering.

Item 7.01	Regulation FD Disclosure

On June 5, 2026, the Company issued a press release announcing the matters disclosed in this Current Report on Form 8-K, which is attached as Exhibit 99.1 hereto and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1, and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Subordinated Convertible Promissory Note, by Vireo Growth Inc. in favor of the sellers party to that certain Securities Purchase Agreement, dated as of June 5, 2026, by and among Vireo Growth Inc., Agribusiness Holdings Limited Partnership, BWAB Holdings LLC, Bridgewell Agribusiness LLC and the other parties named therein.
10.1*	Securities Purchase Agreement (including Investor Rights Agreement), dated as of June 5, 2026, is entered into by and among Vireo Growth Inc., Agribusiness Holdings Limited Partnership, BWAB Holdings LLC, Bridgewell Agribusiness LLC and the other parties named therein.
99.1**	Press Release, dated as of June 5, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

*Certain confidential information has been excluded from this exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential.

**Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIREO GROWTH INC.
(Registrant)

By:	/s/ Tyson Macdonald
Tyson Macdonald
Chief Financial Officer

Date: June 11, 2026